Exhibit 3.1

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.state.ny.us

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

CHYRON CORPORATION
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is:

CHYRON CORPORATION

If the name of the corporation has been changed, the name under which it was formed is:

THE COMPUTER EXCHANGE, INC.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

April 8, 1966

THIRD: The amendment effected by this certificate of amendment is as follows:
(Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph. For example, an amendment changing the name of the corporation would read as follows: Paragraph First of the Certificate of Incorporation relating to the corporation name is hereby amended to read as follows:  First: The name of the corporation is (new name) ... )

Paragraph                       FIRST                                 of the Certificate of Incorporation relating to
the name of the Corporation.

is hereby amended to read in its entirety as follows:

FIRST: The name of the corporation is ChyronHego Corporation.

DOS-15544-1 (Rev. 06/12) Page 1 of 3

Paragraph                                             of the Certificate of Incorporation relating to

is hereby amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☒ The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.
☐ The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Jerry Kieliszak                                                                          Jerry Kieliszak
(Signature)                                                                           (Name of Signer)

Senior Vice President, Chief Financial Officer, Treasurer and Secretary
(Title of Signer)

DOS-15544-1 (Rev. 06/12) Page 2 of 3

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF

CHYRON CORPORATION
(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer's Name                      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Address              One Financial Center

City, State and Zip Code                                                      Boston, MA 02111

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

For Office Use Only

DOS-15544-1 (Rev. 06/12) Page 3 of 3